Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

I, Salvatore Faia, President of The RBB Fund, Inc. (the “Registrant”), certify that:

1.
The Registrant’s periodic report on Form N-CSR for the period ended August 31, 2017 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	10/13/2017	/s/Salvatore Faia
Salvatore Faia, President
(principal executive officer)

I, James Shaw, Treasurer of The RBB Fund, Inc. (the “Registrant”), certify that:

1.
The Registrant’s periodic report on Form N-CSR for the period ended August 31, 2017 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	10/13/2017	/s/James Shaw
James Shaw, Treasurer
(principal financial officer)

These certifications are being furnished to the Securities and Exchange Commission solely pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. §1350 and are not being filed as part of the Report or as a separate disclosure document.